SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 23, 2005

Date of Report (Date of earliest event reported)

NBTY, INC.

 (Exact name of Registrant as specified in its charter)

Delaware	001-31788	11-2228617
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

90 Orville Drive

Bohemia, New York 11716

(Address of principal executive offices, including zip code)

(631) 567-9500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 23, 2005, NBTY, Inc., a Delaware corporation (the “Company”), each domestic subsidiary of the Company (other than Solgar Holdings, Inc., Solgar, Inc. and Solgar Mexico Holdings, LLC, which will guarantee the Notes as promptly as practicable after such time that the Company would not be required to file separate financial statements for Solgar Holdings, Inc. with the Securities Exchange Commission (the “Commission”) pursuant to Rule 3-10, paragraph G of Regulation S-X as promulgated by the Commission) from time to time party thereto (the “Guarantors”) and The Bank of New York, a New York Banking Corporation, as trustee, entered into an indenture (the “Indenture”) in connection with the issuance and sale by the Company of $200,000,000 aggregate principal amount of its 7 1/8% Senior Subordinated Notes due 2015 (the “Notes”).  For a description of the material terms of the Indenture and the Notes issued thereunder, see the information set forth below under Item 2.03, which is incorporated by reference into this Item 1.01.

The Bank of New York serves as trustee under an indenture dated September 23, 1997 relating to the issuance of 8 5/8% Senior Subordinated Notes due September 15, 2007 by the Company.  The Company intends to use the net proceeds from the issuance and sale of the Notes to (i) repay $44.7 million of indebtedness outstanding under the term loan portion of the Company’s credit agreement and (ii) repurchase all of the Company’s issued and outstanding 8 5/8% Senior Subordinated Notes due September 15, 2007 pursuant to an optional redemption.

In connection with the issuance and sale of the Notes, on September 23, 2005, the Company and the Guarantors entered into a Registration Rights Agreement with the initial purchasers of the Notes.  The Registration Rights Agreement requires the Company and the Guarantors to register with the Commission notes having substantially identical terms as the Notes as part of an offer to exchange non-restricted exchange notes (the “Exchange Notes”) for the Notes. The Company and the Guarantors have agreed to use their reasonable best efforts to file a registration statement for the Exchange Notes with the Commission within 180 days after September 23, 2005 and to use their reasonable best efforts to cause such registration statement to be declared effective within 210 days after September 23, 2005.  Under certain circumstances, the Company and the Guarantors will be obligated to file a shelf registration statement with respect to the Notes.  Under the Registration Rights Agreement, if the Company and the Guarantors fail to satisfy certain filing and other obligations with respect to the exchange, the Company and the Guarantors will be obligated to pay an additional annual interest rate on the Notes of up to a maximum of 1.0% per annum.

ITEM 2.03.           CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On September 23, 2005, the Company sold through a private placement (the “Private Placement”) exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), $200,000,000 in aggregate principal amount of Notes. The Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the

Securities Act, and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act.

The Company issued and sold the Notes to certain initial purchasers at a purchase price of 97.8780375%. The Notes bear interest at a rate of 7 1/8% per annum and mature on October 1, 2015. Interest on the Notes will be payable semi-annually on April 1 and October 1 of each year, beginning April 1, 2006, to holders of record at the close of business on the March 15 or September 15, respectively, preceding such interest payment date. Interest on the Notes will be paid on the basis of a 360-day year comprised of twelve 30-day months. The Notes are senior subordinated obligations of the Company, rank junior to and subordinated in right of payment to, all existing and future senior indebtedness of the Company, pari passu in right of payment with all senior subordinated indebtedness and senior in right of payment to all subordinated indebtedness.  The Guarantors will jointly and severally guarantee the Company’s obligations under the Indenture and the Notes and such guarantee will become effective upon the earlier of (x) the date within three business days after the date of redemption of all of the Company’s issued and outstanding 8 5/8% Senior Subordinated Notes due September 15, 2007 and (y) the date that is 45 days after September 23, 2005.  The Guarantor’s guarantee will be subordinated to senior indebtedness of the Guarantors on the same basis as the Notes are subordinated to senior indebtedness of the Company.

The Company may redeem some or all of the Notes at any time on or prior to October 1, 2010 at a redemption price equal to 100% of the principal amount of the Notes redeemed plus an applicable premium calculated as set forth in the Indenture. The Company may redeem some or all of the Notes at any time after that date at the redemption prices set forth in the Indenture. The Company may also redeem up to 35% of the aggregate principal amount of the Notes using the proceeds from certain equity offerings on or before October 1, 2008, at the redemption prices set forth in the Indenture.

Upon a change of control, as defined in the Indenture, a holder of Notes will have the right to require the Company to repurchase such holder’s Notes at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase.

The Indenture governing the Notes contains certain covenants that will limit, among other things, the Company’s ability, and the ability of the Company’s restricted subsidiaries to, incur additional debt; pay dividends on equity interests or repurchase equity interests; make certain investments; enter into certain types of transactions with affiliates; limit dividends or other payments by the Company’s restricted subsidiaries to them; use assets as security in other transactions; and sell certain assets or merge with or into other companies. These restrictive covenants are subject to a number of important qualifications set forth in the Indenture.

The description of the Indenture and the Notes is qualified in its entirety by the Indenture filed herewith as an exhibit.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS

(D)  Exhibits.

4.1       Purchase Agreement, dated as of September 16, 2005, between the Company, the Guarantors listed on Schedule I thereto and the representative of the several initial purchasers named therein.

4.2       Indenture, dated as of September 23, 2005, among NBTY, Inc., the Guarantors from time to time party thereto and The Bank of New York, a New York Banking Corporation, as trustee (the “Indenture”).

4.3       Registration Rights Agreement, dated as of September 23, 2005, among NBTY, Inc., the Guarantors listed on Schedule 1 thereto and the representative of the several initial purchasers named therein.

99.1     Press release issued by NBTY, Inc., dated September 23, 2005, titled “NBTY, Inc. Announces Closing of 7 1/8% Senior Subordinated Notes due 2015 and Call for Redemption of 8 5/8 Senior Subordinated Notes due 2007.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NBTY, INC.

	By:	/s/ Harvey Kamil
	Name:	Harvey Kamil
	Title:	President and Chief Financial Officer

Date: September 27, 2005